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                                                                     Exhibit (i)

                            CERTIFICATE OF FORMATION

                                       OF

                        BACAP TECHNOLOGY HEDGE FUND, LLC

         FIRST: The name of the limited liability company is BACAP Technology Hedge Fund, LLC.


         SECOND: The address of its registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, State of Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 6th day of March, 2002.

                                BACAP TECHNOLOGY HEDGE FUND, LLC


                                               By:    /s/ Craig A. Fisher
                                                      -------------------
                                               Name:  Craig A. Fisher
                                               Title: Authorized Person